UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 20, 2010 (June 28, 2010)
Date of Report (Date of Earliest Event Reported)

VIRTUAL MEDICAL CENTRE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52090	98-0459440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

L1, 414 Scarborough Beach Road,
Osborne Park, WA, Australia 6017
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: +61-8-938-80344

CLIFF ROCK RESOURCES CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant

On August 13, 2010, Manning Elliott LLP (“Manning Elliott”) resigned as the independent certified public accountants of Virtual Medical Centre, Inc., a Nevada Corporation (the “Company” and formerly known as “Cliff Rock Resources Corp”).  Manning Elliott served as the Company’s independent certified public accountants for each of the fiscal years ended September 30, 2005, 2006, 2007, 2008 and 2009, and for the first and second fiscal quarters of 2010. The resignation of Manning Elliott was approved by the Company’s Board of Directors.

The reports of Manning Elliott on the Company’s financial statements as of and for the fiscal years ended September 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.  During the fiscal years ended September 30, 2009 and 2008 and the subsequent interim periods through the date of Manning Elliott’s resignation, (i) there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference to the subject matter of the disagreements in connection with its reports; and (ii) the Company did not have any “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except that Manning Elliott advised the Company of numerous material weaknesses in internal controls over financial reporting necessary for the registrant to develop reliable financial statements.

The Company has provided Manning Elliott with a copy of this Current Report on Form 8-K prior to its filing with the SEC and has requested it to furnish a letter addressed to the SEC stating whether it agrees with the foregoing statements. Attached as Exhibit 16.1 is a copy of Manning Elliott’s letter to the SEC, dated August 19, 2010.

On August 13, 2010, the Company engaged Hall Chadwick (“Hall Chadwick”) as the Company’s new independent certified public accountants.

During the fiscal year ended September 30, 2009 and 2008 and the subsequent interim periods through the date of Hall Chadwick’s engagement, neither the Company, nor anyone on its behalf, consulted Hall Chadwick regarding (i) the application of accounting principles to any completed or proposed transaction; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, ; or (iii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed on May 28, 2010, the Company entered into an Exchange Agreement with Virtual Medical Centre, Limited, an Australian corporation (“VMC”), pursuant to which VMC became a wholly owned subsidiary of the Company (the “Acquisition”).  A copy of the Exchange Agreement was previously filed as Exhibit 2.1 to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission (“SEC”) on May 28, 2010.

In connection with the Acquisition, Dr. Michael Raymont, the Company’s then sole director, resigned from such position effective upon the appointment and qualification of his successors.   Dr. Andrew Dean and Mr. Clifford Rosenberg were appointed to replace Dr. Raymont as directors of the Company, which appointments took effect on June 28, 2010, or ten (10) days after a copy of the Schedule 14F-1 previously filed with the SEC by the Company on June 10, 2010 was mailed to the Company’s stockholders of record as of June 9, 2010.

Below is the biographical information for each of Dr.  Dean and Mr. Rosenberg.

Andrew Dean, 47 years old – Dr. Dean currently serves as a non-managing director and consultant of VMC, a position he assumed in July, 2007.  Since 2005, Mr. Dean has served as the Honorary Medical Officer in the Department of Medical Oncology at Sir Charles Gairdner Hospital.  He also serves as a Medical Oncologist at St. John God Oncology, Subiaco & Perth Oncology, where he began to provide his services in 2007.  He received his Bachelor of Medicine and Bachelor of Surgery degrees from the University of Liverpool in 1985.

Clifford Rosenberg, 43 years old – Mr. Rosenberg currently serves as a non-managing director and consultant of VMC, a position he assumed in April, 2009. Since November 2009, Mr. Rosenberg has served as the Managing Director of LinkedIn Australia.    Beginning in November 2007, he served as the Chairman of Sound Alliance, an online publisher of web communities.  From 2003 to 2006, he served as the Managing Director of Yahoo! Australia & NZ. He received his Bachelor of Business Science Degree in 1985 from the University of Cape Town in South Africa and his Master of Science in Management from Boston University in 1988.

Certain Relationships and Material Agreements

In accordance with the terms of the Acquisition, Dr. Dean received 16,339,774 shares of the Company’s common stock, all of which are held in the name of Window Capital, P/L, but over which Mr. Dean has sole voting power and control.  Of the 16,339,774 shares of the Company’s common stock attributable to Dr. Dean, 10,000,000 are currently held in escrow pursuant to the terms of that certain Escrow Agreement between the Company and various shareholders and officers of the Company, a copy of which was attached as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on May 28, 2010.

Also in accordance with the terms of the Acquisition, Mr. Rosenberg received 5,812 shares of the Company’s common stock, as well as options to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.4382 per share.  Such options vest immediately and expire on December 31, 2013.

Dr. Dean receives compensation for services rendered to VMC in the amount of $26,290.46 per annum as a director’s fee, and an annual consulting fee of $40,308.47.  The terms relating to the services rendered by Dr. Dean to VMC are set forth in the agreement between VMC and Dr. Dean dated July 1, 2007.  A copy of such agreement is attached hereto as Exhibit 10.2.

Mr. Rosenberg receives compensation for services rendered to VMC in the amount of $17,549.23 per annum as a director’s fee, and an annual consulting fee of $40,308.47.  In addition, he is entitled to receive options to purchase up to 3,383,774 shares of VMC’s common stock, issuable at Mr. Rosenberg’s request, at an exercise price of $0.4382 per share (the “VMC Options”), of which 500,000 VMC Options were issued to Mr. Rosenberg prior to the Acquisition.  Such VMC Options issued to Mr. Rosenberg were converted to options to purchase shares of the Company’s common stock pursuant to the terms of the Exchange Agreement. The terms relating to the services rendered by Mr. Rosenberg to VMC are set forth in the agreement dated April 1, 2009 between VMC and CJR Media Pty Ltd, an Australian entity of which Mr. Rosenberg serves as a director.  A copy of such agreement is attached hereto as Exhibit 10.3.

At this time, Dr. Dean and Mr. Rosenberg do not receive additional compensation for services rendered as directors of the Company.

There are no familial relationship between or among any of the officers and directors of the Company.

Item 8.01  Other Events

On August 13, 2010, VMC executed a term sheet (“Term Sheet”) with Ronald De Leeuw, an individual who, under the business name “Pharmacy Online” (“POL”), engages in the online sale and distribution of pharmaceutical products (the “Business”).   Under the Term Sheet, POL has agreed to transfer and convey all of the assets, intellectual property, retained income, cash on hand, and right in and to any contract relating to the Business into an entity to be formed under the laws of Australia (“NewCo”).  Upon such transfer, VMC has agreed to purchase fifty percent (50%) plus one (1) share of the common shares of NewCo for a purchase price of AU$4,875,000. Of this purchase price, AU$3,500,000 is to be paid in cash, and the remaining AU$1,375,000 is to be payable in shares of the Company’s common stock, on or before December 31, 2010.

The Term Sheet further provides that VMC shall pay to POL a non-refundable exclusivity fee consisting of (i) AU$50,000, payable in full within forty-five (45) days from the execution of the Term Sheet; and (ii) 200,000 shares of the Company’s common stock issuable to POL or its nominee within fourteen (14) days from the execution of the Term Sheet.

The Term Sheet expires on December 31, 2010, and the transaction contemplated therein is subject to (i) the satisfactory outcome of the due diligence being conducted by VMC; (ii) the execution of an employment agreement between VMC and Marc De Leeuw, Andrew Morris and other key employees of POL; and (iii) the execution of definitive agreements on terms materially similar to those contained in the Term Sheet.  No assurance can be given that the transaction contemplated under the Term Sheet will be consummated.

The foregoing description of the Term Sheet is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Term Sheet, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Exchange Agreement dated May 27, 2010 (Exhibit 2.1 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010.)

10.1	Escrow Agreement dated May 27, 2010 (Exhibit 10.3 to our Current Report on Form 8-K as filed with the SEC on May 28, 2010.)

10.2*	Agreement between Virtual Medical Centre, Limited and Andrew Dean

10.3*	Agreement between Virtual Medical Centre, Limited and CJR Media Pty Ltd.

16.1*	Resignation Letter from Manning Elliott LLP

99.1*	Term Sheet between Virtual Medical Centre, Ltd. and Ronald De Leeuw, dated August 13, 2010

*Filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2010		Virtual Medical Centre, Inc.
	By:	/s/ Wayne Hughes Name: Wayne Hughes Title: Chief Executive Officer